   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 1995
                                                      REGISTRATION NO. 33-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                      THE SECURITIES EXCHANGE ACT OF 1933
                             PUBLIC SERVICE COMPANY
                        OF NORTH CAROLINA, INCORPORATED
             (Exact name of Registrant as specified in its charter)

          NORTH CAROLINA                   56-0233140
 (State or other jurisdiction of        (I.R.S. Employer
  incorporation or organization)      Identification No.)

                                  400 COX ROAD
                              POST OFFICE BOX 1398
                      GASTONIA, NORTH CAROLINA 28053-1398
                                 (704) 864-6731
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                                 JACK G. MASON
                                  400 COX ROAD
                              POST OFFICE BOX 1398
                      GASTONIA, NORTH CAROLINA 28053-1398
                                 (704) 834-6422
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   COPIES TO:

                    JEFFREY S. HAY, ESQ.                                          DAVID P. FALCK, ESQ.
            FENNEBRESQUE, CLARK, SWINDELL & HAY                           WINTHROP, STIMSON, PUTNAM & ROBERTS
                NATIONSBANK CORPORATE CENTER                                     ONE BATTERY PARK PLAZA
             100 NORTH TRYON STREET, SUITE 2900                              NEW YORK, NEW YORK 10004-1490
              CHARLOTTE, NORTH CAROLINA 28202                                        (212) 858-1000
                       (704) 347-3800

     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE
[CAPTION]

                            TITLE OF EACH CLASS                                   PROPOSED MAXIMUM
                             OF SECURITIES TO                                    AGGREGATE OFFERING              AMOUNT OF
                               BE REGISTERED                                         PRICE (1)                REGISTRATION FEE
Senior Unsecured Debt......................................................       $125,000,000.00                $43,103.45

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS (SUBJECT TO COMPLETION, ISSUED                    , 1995)
                                  $125,000,000
                   PUBLIC SERVICE COMPANY OF NORTH CAROLINA,
                                  INCORPORATED
                             SENIOR UNSECURED DEBT
     PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED ("COMPANY") INTENDS TO OFFER FROM TIME TO TIME ITS SENIOR UNSECURED DEBT SECURITIES ("DEBT SECURITIES") UP TO AN AGGREGATE AMOUNT OF $125,000,000. THE DEBT SECURITIES MAY BE OFFERED AS SEPARATE SERIES IN AMOUNTS, AT PRICES AND ON TERMS TO BE DETERMINED IN LIGHT OF MARKET CONDITIONS AT THE TIME OF SALE AND SET FORTH IN A PROSPECTUS SUPPLEMENT OR PROSPECTUS SUPPLEMENTS.
     CERTAIN SPECIFIC TERMS OF EACH SERIES OF DEBT SECURITIES IN RESPECT OF WHICH THIS PROSPECTUS IS DELIVERED ("OFFERED SECURITIES") WILL BE SET FORTH IN AN ACCOMPANYING PROSPECTUS SUPPLEMENT ("PROSPECTUS SUPPLEMENT") WITH RESPECT TO SUCH SERIES, INCLUDING, WHERE APPLICABLE, THE SPECIFIC DESIGNATION, AGGREGATE PRINCIPAL AMOUNT, MATURITY, RATE OR RATES AND TIME OR TIMES OF PAYMENT OF ANY INTEREST, ANY REDEMPTION PROVISIONS, ANY SINKING FUND PROVISIONS, DENOMINATIONS, ANY CURRENCY FOR THE PAYMENT OF, OR ANY INDEX TO BE USED FOR DETERMINING THE AMOUNT OF ANY PAYMENT OF, PRINCIPAL OR INTEREST, ANY MODIFICATIONS TO THE ACCELERATION PROVISIONS, COVENANTS AND EVENTS OF DEFAULT DESCRIBED HEREIN, WHETHER SUCH SERIES OF OFFERED SECURITIES IS ISSUABLE IN THE FORM OF ONE OR MORE GLOBAL DEBT SECURITIES ("GLOBAL DEBT SECURITIES"), WHETHER THE OFFERED SECURITIES ARE SUBJECT TO DEFEASANCE, THE IDENTITY OF THE REGISTRAR AND ANY PAYING AGENT, THE IDENTITY OF THE TRUSTEE, ANY LISTING ON A SECURITIES EXCHANGE, THE INITIAL PUBLIC OFFERING PRICE, METHODS OF DISTRIBUTION AND ANY OTHER SPECIFIC TERMS IN CONNECTION WITH THE OFFERING AND SALE OF SUCH OFFERED SECURITIES.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS. ANY REPRESENTATION TO THE
                                 CONTRARY IS A CRIMINAL OFFENSE.
     THE DEBT SECURITIES MAY BE SOLD TO OR THROUGH UNDERWRITERS, DEALERS OR AGENTS, INCLUDING MORGAN STANLEY & CO. INCORPORATED, AS DESIGNATED FROM TIME TO TIME, OR DIRECTLY TO OTHER PURCHASERS, OR THROUGH A COMBINATION OF SUCH METHODS. IF ANY UNDERWRITERS, DEALERS OR AGENTS ARE INVOLVED IN THE SALE OF DEBT SECURITIES IN RESPECT OF WHICH THIS PROSPECTUS IS BEING DELIVERED, THE NAMES OF SUCH UNDERWRITERS, DEALERS OR AGENTS, THE AMOUNT PROPOSED TO BE PURCHASED BY THEM, AND ANY COMPENSATION TO SUCH UNDERWRITERS, DEALERS OR AGENTS, WILL BE SET FORTH IN, OR MAY BE CALCULATED FROM, THE APPLICABLE PROSPECTUS SUPPLEMENT. THE NET PROCEEDS TO THE COMPANY WILL ALSO BE SET FORTH IN THE APPLICABLE PROSPECTUS SUPPLEMENT. SEE "PLAN OF DISTRIBUTION."
     THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF DEBT SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                              MORGAN STANLEY & CO.
                                  INCORPORATED
DECEMBER    , 1995

(A redherring appears on the left-hand side of this page, rotated 90 degrees. Text appears as follows:)

Information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

     NO DEALER, SALESMAN, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER OR DEALER. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH AN OFFER CANNOT BE LAWFULLY MADE IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL CREATE, UNDER ANY CIRCUMSTANCES, ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THE AFFAIRS OF THE COMPANY HAVE NOT CHANGED SINCE SUCH DATE.
                             AVAILABLE INFORMATION
     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's following regional offices: Suite 1400, 500 West Madison Street, CitiCorp Center, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock, par value $1.00 per share ("Common Stock"), is listed on the New York Stock Exchange ("NYSE") under the symbol "PGS." Reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.
     The Company has filed a registration statement (of which this Prospectus forms a part) on Form S-3 (herein, together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), with respect to the Debt Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Debt Securities, reference is made to the Registration Statement and the exhibits filed as a part thereof. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is herein qualified in its entirety by such reference. The Registration Statement, including the exhibits thereto, may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies may be obtained from the Commission at prescribed rates.
                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995 has been filed by the Company with the Commission pursuant to the Exchange Act and is hereby incorporated by reference into this Prospectus.
     In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to termination of the offering of the securities covered by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.
     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein, or in any Prospectus Supplement (or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.
     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). SUCH A WRITTEN OR ORAL REQUEST SHOULD BE DIRECTED TO JACK G. MASON, TREASURER, PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED, POST OFFICE BOX 1398, GASTONIA, NORTH CAROLINA 28053-1398, TELEPHONE NUMBER (704) 834-6422.
                                       2

                                  THE COMPANY
     The Company is a public utility engaged primarily in transporting and distributing natural gas to approximately 285,000 residential, commercial and industrial customers in North Carolina. The Company's 26-county service area has a population of over 2,300,000 and includes the fast-growing areas of Raleigh, Durham, Chapel Hill; Concord and Gastonia near Charlotte; and Asheville and Hendersonville. The Company's utility operations are subject to regulation by the North Carolina Utilities Commission.
     The Company was organized as a North Carolina corporation in 1938. The Company's corporate offices are located at 400 Cox Road, Post Office Box 1398, Gastonia, North Carolina 28053-1398, telephone (704) 864-6731.
                                USE OF PROCEEDS
     Except as may be set forth in the Prospectus Supplement accompanying this Prospectus, the Company intends to use the net proceeds from the sale of the Debt Securities for repayment of short-term debt incurred primarily to finance the Company's construction program and for other general corporate purposes. Pending application of such net proceeds for specific purposes, such proceeds may be invested in short-term or marketable securities. Specific allocations of proceeds to a particular purpose that have been made at the date of any Prospecuts Supplement will be described therein.
                       RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth the ratio of earnings to fixed charges for the Company for the fiscal year ended September 30 of the years indicated. Earnings represent consolidated income from continuing operations before income taxes and fixed charges. Fixed charges include interest, whether expensed or capitalized, and the amortization of debt expense.

1995     1994     1993     1992     1991
3.64     3.14     2.56     2.98     2.20

                         DESCRIPTION OF DEBT SECURITIES
     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.
     The Debt Securities will be issued under an Indenture dated as of
              , 1996 (hereinafter referred to as of the "Indenture"), between the Company and First Union National Bank of North Carolina, as Trustee (hereinafter referred to as the "Trustee"). The following statements are subject to the detailed provisions of the Indenture, a copy of which is filed as an exhibit to the Registration Statement and which is also available for inspection at the office of the Trustee. Section references are to the Indenture. The following summaries of certain provisions of the Indenture do not purport to be complete, and wherever particular provisions of the Indenture are referred to, such provisions, including definitions of certain terms, are incorporated by reference as part of such summaries or terms, which are qualified in their entirety by such reference to the provisions of the Indenture.
GENERAL
     The Debt Securities will rank as to priority of payment equally with all other outstanding unsubordinated and unsecured indebtedness of the Company. The Indenture does not limit the aggregate amount of Debt Securities which may be issued thereunder, nor does it limit the incurrence or issuance by the Company of other unsecured debt or of secured debt (except to the extent described under "Certain Covenants -- LIMITATION ON LIENS"). On December 1, 1995, the Company redeemed its remaining outstanding first mortgage bonds and commenced the process of closing its first mortgage indenture and discharging the lien thereof on its properties and assets. Agreements governing other outstanding funded debt of the Company generally prohibit the Company from issuing additional funded debt unless, after giving effect thereto, consolidated funded debt is equal to or less than 70% of consolidated capitalization and earnings available for fixed charges for a recent 12-month period are at least equal to 175% of fixed charges for such period.
     The Indenture provides that the Debt Securities may be issued from time to time in one or more series. The Company may authorize the issuance and provide for the terms of a series of Debt Securities pursuant to a supplemental indenture or
                                       3
pursuant to a resolution (or action taken pursuant to a resolution) of its Board of Directors, any duly authorized committee of the Board of Directors or any committee of officers or other representatives of the Company duly authorized by the Board of Directors for such purpose. The Indenture provides the Company with the ability to "reopen" a previous issue of a series of Debt Securities and to issue additional Debt Securities of such series, if permitted by the terms of such series. (Section 3.1 of the Indenture.)
     Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities being offered thereby for the terms of such Debt Securities, including, where applicable: (1) the specific designation of such Debt Securities; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of and premium, if any, on such Debt Securities is payable or the method of determining such date or dates; (4) the rate or rates (which may be fixed, variable, or zero) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor; (7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (8) the period or periods within which, the price or prices at which, the currency in which, and the other terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (9) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions, or upon the happening of a specified event, or at the option of a holder, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation; (10) the denominations in which such Debt Securities are authorized to be issued; (11) if other than the currency of the United States that as of the time of payment is legal tender for the payment of public and private debts, the currency for which Debt Securities may be purchased, or in which Debt Securities may be denominated, and/or in which such Debt Securities are stated to be payable; (12) if the amount of payments of principal of and premium, if any, or interest, if any, on such Debt Securities may be determined with reference to an index, formula, or other method (which index, formula, or other method may be based on a currency other than that in which such Debt Securities are stated to be payable), the index, formula, or other method by which such amount shall be determined; (13) if the amount of payments of principal of and premium, if any, or interest, if any, on such Debt Securities may be determined with reference to an index, formula, or other method based on the prices of securities or commodities, with reference to changes in the prices of particular securities or commodities, or otherwise by application of a formula, the index, formula, or other method by which such amount shall be determined; (14) if other than the entire principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (15) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date; (16) provisions, if any, granting special rights to the holders of such Debt Securities upon the occurrence of such events as may be specified; (17) any addition to, or modification or deletion of, any Event of Default (as hereinafter defined) or any covenant of the Company specified in the Indenture with respect to such Debt Securities; (18) any additional amounts the Company will pay in respect of the Debt Securities or any option of the Company to redeem the Debt Securities in lieu of such payment; (19) whether the Debt Securities will be registered or bearer Debt Securities; (20) the date any Debt Securities will be dated if other than the date of issuance; (21) the forms of the Debt Securities, and coupons, if any; (22) the application, if any, of the defeasance provisions described below under "Defeasance," or such other means of defeasance as may be specified for such Debt Securities; (23) the identity of the registrar and any paying agent; (24) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities, and, if so, the identity of the depository for such global security or securities and whether interests in such Debt Securities in global form may be exchanged for definitive certificated Debt Securities; and (25) any other special terms pertaining to such Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange. (Section 3.1 of the Indenture.)
     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued only in fully registered, certificated form without coupons or in the form of one or more Registered Global Securities as specified below under "Global Debt Securities." (Section 2.1 of the Indenture.) Unless the Prospectus Supplement relating thereto specifies otherwise, Debt Securities denominated in U.S. dollars will be issued only in denominations of U.S. $1,000 and any integral multiple thereof. (Section 3.2 of the Indenture.)
     If the amount of payments of principal of and premium, if any, or any interest on Debt Securities of any series is determined with reference to any type of index, or formula, or changes in prices of particular securities or commodities, the
                                       4
federal income tax consequences, specific terms, and other information with respect to such Debt Securities and such index or formula and securities or commodities will be described in the applicable Prospectus Supplement.
PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE
     Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at the office or agency of the Company maintained for that purpose as the Company may designate from time to time, except that, at the option of the Company, interest payments, if any, on Debt Securities in registered, certificated form may be made (i) by checks mailed to the holders of Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the register. (Section 3.7(a) and
9.2 of the Indenture.) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 3.7(a) of the Indenture.)
     The Company may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable as Registered Securities, the Company will be required to maintain at least one paying agent in each Place of Payment for such series. (Section 9.2 of the Indenture.)
     Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of the Company maintained for such purpose as designated by the Company from time to time. (Sections 3.5 and 9.2 of the Indenture.) Debt Securities may be transferred or exchanged without any service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5 of the Indenture.)
GLOBAL DEBT SECURITIES
     Unless otherwise provided in the applicable Prospectus Supplement, the Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities ("Registered Global Security") that will be deposited with a depository ("Depository") or with a nominee for the Depository identified in the applicable Prospectus Supplement. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be registered for transfer or exchange except as a whole by the Depository for such Registered Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such series or a nominee of such successor Depository and except in the circumstances described in the applicable Prospectus Supplement. (Section 3.5 of the Indenture.)
     The specific terms of the depository arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depository arrangements.
     Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depository for such Registered Global Security, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("Participants") that have accounts with the Depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Registered Global Security will be limited to Participants or persons that may hold interest through Participants. Ownership of beneficial interests by Participants in such Registered Global Security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depository for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold through Participants will be shown on, and the transfer of such beneficial interests within such Participants will be effected only through, records maintained by such Participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Registered Global Securities.
     So long as the Depository for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the
                                       5

Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the Indenture. (Section 3.8 of the Indenture.) Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depository and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Depository may grant proxies and otherwise authorize Participants to give or take any request, demand, authorization, direction, notice, consent, waiver, or other action which a holder is entitled to give or take under the Indenture. The Company understands that, under existing industry practices, if the Company requests any action of holders or any owner of a beneficial interest in such Registered Global Security desires to give any notice or take any action a holder is entitled to give or take under the Indenture, the Depository would authorize the Participants to give such notice or take such action, and Participants would authorize beneficial owners owning through such Participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.
     Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal of, and premium, if any, and interest, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depository or its nominee will be made by the Company through a paying agent to such Depository or its nominee, as the case may be, as the registered owner of such Registered Global Security.
     The Company expects that the Depository for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depository. The Company also expects that payments by Participants to owners of beneficial interests in such Registered Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such Participants. None of the Company, the Trustee, or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a Registered Global Security, or for maintaining, supervising, or reviewing any records relating to such beneficial interests. (Section 3.8 of the Indenture.)
     Unless otherwise specified in the applicable Prospectus Supplement, if the Depository for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, the Company may, at any time and in its sole discretion, determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. (Section 3.5 of the Indenture.) Debentures so issued in definitive certificated form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. CERTAIN DEFINITIONS
     "Attributable Debt" means, as to a lease under which any Person is at the time liable that is required to be classified and accounted for as a Capitalized Lease Obligation on a Person's balance sheet under GAAP, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the rate per annum equal to the interest rate implicit in such lease. The net amount of rent required to be paid under any such lease for such period shall be the aggregate amount of rent payable by lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates, and similar expenses, or any amount required to be paid by such lessee thereunder contingent upon the amount of revenues (or other similar contingent amounts). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. Notwithstanding the foregoing, the term Attributable Debt excludes any amounts in respect of any Sale and Leaseback Transaction which the Company or a Subsidiary is permitted to enter into in accordance
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
with the provisions described in the second and third sentences under the caption "Limitation on Sale and Leaseback Transactions."
     "Capitalized Lease Obligation" means, as applied to any Person, the rental obligation, as aforesaid, under any lease of any Property (whether real, personal, or mixed) the discounted present value of the rental obligations of such Person as lessee under which, in conformity with GAAP, is required to be capitalized on the balance sheet of that Person.
     "Consolidated Net Tangible Assets" means, with respect to the Company as of any date, the total assets of the Company as they appear on the most recently prepared consolidated balance sheet of the Company as of the end of a fiscal quarter, less (i) all liabilities shown on such consolidated balance sheet that are classified and accounted for as current liabilities or that otherwise would be considered current liabilities under GAAP; and (ii) all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets of the Company or that otherwise would be considered intangible assets under GAAP, including, without limitation, franchises, licenses, patents and patent applications, trademarks, brand names, and goodwill.
     "Funded Debt" means all indebtedness for borrowed money owed or guaranteed by the Company or any of its Subsidiaries and any other indebtedness which, under GAAP, would appear as indebtedness on the most recent consolidated balance sheet of the Company, which matures by its terms more than 12 months from the date of such consolidated balance sheet or which matures by its terms in less than 12 months but by its terms is renewable or extendible beyond 12 months from the date of such consolidated balance sheet at the option of the borrower.
     "GAAP" means generally accepted accounting principles in the United States in effect on the date of application thereof.
     "Government Obligations" means securities which are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by, and acting as an agency or instrumentality, of the United States the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company subject to federal or state supervision or examination with a combined capital and surplus of at least $50,000,000 as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.
     "Lien" means any mortgage, pledge, lien, charge, security interest, trust arrangement, conditional sale, or other title retention agreement, or other encumbrance of any nature whatsoever.
     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.
     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible, or intangible.
     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of any Property, whether owned at the date of the Indenture or thereafter acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property.
     "Secured Debt" means any indebtedness for borrowed money incurred, assumed, or guaranteed after the date of the Indenture by the Company or a Subsidiary that is secured by a Lien.
     "Subsidiary" of any Person means any Person of which at least a majority of capital stock having ordinary voting power for the election of directors or other governing body of such Person is owned, directly or indirectly, by such Person directly or through one or more Subsidiaries of such Person.
CERTAIN COVENANTS
     LIMITATION ON LIENS. The Company will not, and will not permit any Subsidiary to, incur, assume, or guarantee any indebtedness for borrowed money secured by a Lien on any Property, if the sum, without duplication, of (a) the aggregate
                                       7
principal amount of all Secured Debt and (b) all Attributable Debt in respect of Sale and Leaseback Transactions (other than certain excluded Sale and Leaseback Transactions) exceeds 15% of the Company's Consolidated Net Tangible Assets, unless the Company provides that the Debt Securities shall be secured equally and ratably with (or, at the option of the Company, prior to) such Secured Debt. The provisions described in the foregoing sentence do not apply to, and there shall be excluded in computing the aggregate amount of Secured Debt for purpose of such restriction, indebtedness secured by the following Liens:
     (i) (A) Liens existing as of the date of the Indenture or (B) Liens relating to a contract that was entered into by the Company or any Subsidiary prior to the date of the Indenture;
     (ii) Liens on any Property existing at the time of acquisition thereof (whether such acquisition is direct or by acquisition of stock, assets, or otherwise) by the Company or any of its Subsidiaries, provided that, no such Lien extends or shall extend to or cover any Property other than the Property being acquired and fixed improvements then or thereafter erected thereon;
     (iii) Liens upon or with respect to any Property (including any contract rights relating thereto) acquired, constructed, refurbished, or improved by the Company or any of its Subsidiaries (including, but not limited to, Liens to secure all or any part of the cost of construction, alteration, or repair of any building, equipment, facility or other improvement on, all or any part of such property, including any pipeline financing) after the date of the Indenture which are created, incurred or assumed contemporaneously with, or within 360 days after, the latest to occur of the acquisition (whether by acquisition of stock, assets or otherwise), completion of construction, refurbishment, or improvement, or the commencement of commercial operation, of such Property (or, in the case of Liens on contract rights, the completion of construction, or the commencement of commercial operation of the facility to which such contract rights relate, regardless of the date when such contract was entered into) to secure or provide for the payment of any part of the purchase price of such Property or the cost of such construction, refurbishment, or improvement; provided, however, that in the case of any such acquisition, construction, refurbishment, or improvement, the Lien shall relate only to indebtedness reasonably incurred to finance such acquisition, construction, refurbishment, or improvement and shall not extend to cover any other Property other than fixed improvements then or thereafter existing thereon;
     (iv) Liens securing indebtedness owing by any Subsidiary to the Company or to any other Subsidiary;
     (v) Liens in connection with the sale or other transfer in the ordinary course of business of (A) crude oil, natural gas, other petroleum hydrocarbons, or other minerals in place for a period of time until, or in an amount such that, the purchaser or other transferee will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals, or
(B) any other interest in property of the character commonly referred to as a "production payment";
     (vi) Liens on current assets to secure any indebtedness maturing (including any extensions or renewals thereof) not more than one year from the date of the creation of such Lien; and
     (vii) Liens for the sole purpose of extending, renewing, or replacing in whole or in part the indebtedness secured thereby referred to in the foregoing clauses (i) to (vi), inclusive, or in this clause (vii); PROVIDED, HOWEVER, that the Liens excluded pursuant to this clause (vii) shall be excluded only in an amount not to exceed the principal amount of indebtedness so secured at the time of such extension, renewal, or replacement, and that such extension, renewal, or replacement shall be limited to all or part of the Property subject to the lien so extended, renewed, or replaced (plus refurbishment of, or improvements on or to, such Property).
     LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. Neither the Company nor any of its Subsidiaries may enter into, assume, guarantee, or otherwise become liable with respect to any Sale and Leaseback Transaction involving any Property, if the latest to occur of the acquisition, the completion of construction, or the commencement of commercial operation of such Property shall have occurred more than 180 days prior thereto, unless after giving effect thereto the sum, without duplication, of (a) the aggregate principal amount of all Secured Debt (excluding indebtedness secured by the Liens described in clauses (i) through (vii) under "Limitations on Liens" above) and (b) all Attributable Debt in respect of Sale and Leaseback Transactions does not exceed 15% of the Company's Consolidated Net Tangible Assets. This restriction shall not apply to any Sale and Leaseback Transaction if, within 180 days from the effective date of such Sale and Leaseback Transaction, the Company or such Subsidiary applies an amount not less than the greater of (i) the net proceeds of the sale of such Property leased pursuant to such arrangement or (ii) the fair value of such Property to retire its Funded Debt, including, for this purpose, any currently maturing portion of such Funded Debt, or to purchase other property having a fair value at least equal to the fair value of the Property leased in such Sale and Leaseback Transaction. This restriction also does not apply to any Sale and Leaseback Transaction (A) between the Company and any Subsidiary or between any Subsidiaries, (B) entered into prior to
                                       8
the date of the Indenture, or (C) for which, at the time the transaction is entered into, the term of the related lease to the Company or such Subsidiary of the Property sold pursuant to such transaction is three years or less. CONSOLIDATION, MERGER OR SALE BY THE COMPANY
     The Company shall not consolidate or merge with or into, or transfer or lease all or substantially all of its assets to, any Person unless (i) the Person formed by or surviving any such consolidation or merger (if other than the Company) or which acquires the Company's assets, is organized and existing under the laws of the United States, any state thereof, or the District of Columbia, (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company), or which acquires the Company's assets, expressly assumes by supplemental indenture all of the obligations of the Company under the Debt Securities and the Indenture, and (iii) immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing. Upon any such consolidation, merger, or sale, the successor Person formed by such consolidation, or into which the Company is merged, or to which such sale is made, shall succeed to, and be substituted for, the Company under the Indenture. (Section 7.1 of the Indenture.)
     The Indenture contains no covenants or other specific provisions to afford protection to holders of the Debt Securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described above.
EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT
     The Indenture provides that, if an Event of Default specified therein occurs with respect to the Debt Securities of any series and is continuing, the Trustee for such series or the holders of at least 33 1/3% in aggregate principal amount of all of the outstanding Debt Securities of that series, by written notice to the Company (and to the Trustee for such series, if notice is given by such holders of Debt Securities), may declare the principal of (or, if the Debt Securities of that series are Original Issue Discount Securities (as defined in the Indenture), such portion of the principal amount specified in the Prospectus Supplement) and accrued interest on all the Debt Securities of that series to be immediately due and payable. (Section 5.2 of the Indenture.) At any time after such a declaration and before a judgment or decree for payment for money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of such securities may rescind and annul such declaration and its consequences, subject to certain limitations.
     Events of Default with respect to Debt Securities of any series are defined in the Indenture as being: (a) default for 30 days in payment of any interest on any Debt Security of that series or any additional amount payable with respect to Debt Securities of such series as specified in the applicable Prospectus Supplement when due; (b) default in payment of principal, or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any Debt Securities of that series when and as due; (c) default for 90 days after notice to the Company by the Trustee for such series, or by the holders of 33 1/3% in aggregate principal amount of the Debt Securities of such series then outstanding, in any material respect in the performance of any other agreement in the Debt Securities of that series, in the Indenture (or in any supplemental indenture or board resolution referred to therein) under which the Debt Securities of that series may have been issued; (d) default constitutuing failure to pay any portion of the principal of, premium, if any, or interest on, or resulting in acceleration of, other indebtedness (in a principal amount outstanding of $20,000,000 or more) for money borrowed of the Company where such default under such other indebtedness is not cured or remedied, and any acceleration is not rescinded or annulled within 30 days after the written notice thereof to the Company by the Trustee or to the Company and the Trustee by the holders of 33 1/3% in aggregate principal amount of the Debt Securities of such series then outstanding; PROVIDED that, such Event of Default will be cured or waived if (i) the payment default or default that resulted in any acceleration of such other indebtedness for money borrowed is cured or waived and (ii) any acceleration is rescinded or annulled; and (e) certain events of bankruptcy, insolvency or reorganization of the Company. (Section 5.1 of the Indenture.) Events of Default with respect to a specified series of Debt Securities may be added to the Indenture and, if so added, will be described in the applicable Prospectus Supplement. (Sections 3.1 and 5.1(7) of the Indenture.) No Event of Default with respect to any series of Debt Securities necessarily constitutes an Event of Default with respect to the Debt Securities of any other series issued under the Indenture.
     The Indenture provides that the Trustee will, subject to certain exceptions, within 90 days after the occurrence of a Default known to it with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all such Defaults unless such Default shall have been cured or waived. "Default" means any event which is, or after notice or passage of time or both, would be, an Event of Default. (Section 1.1 of the Indenture.)
                                       9

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     The Indenture provides (subject to certain limitations) that the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected (with each such series voting as a class) may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee. (Section 5.8 of the Indenture.)
     The Indenture includes a covenant that the Company will file annually with the Trustee a certificate as to the Company's compliance with all conditions and covenants of the Indenture. (Section 9.7 of the Indenture.)
     The holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series by notice to the Trustee may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except (i) a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security, or (ii) a covenant or provision of the Indenture that cannot be modified or amended without the consent of each holder of a Debt Security of such series. (Section 5.7 of the Indenture.)
MODIFICATION OF THE INDENTURE
     The Indenture contains provisions permitting the Company and the Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order: (i) to evidence the succession of another Person to the Company and the assumption of the covenants of the Company in the Indenture and in the Debt Securities by a successor to the Company; (ii) to add to the covenants of the Company or surrender any right or power of the Company; (iii) to add additional Events of Default with respect to all or any series of Debt Securities; (iv) to add or change any provisions to such extent as necessary to permit or facilitate the issuance of Debt Securities in bearer form or in global form; (v) to change or eliminate any provision affecting Debt Securities not yet issued; (vi) to secure the Debt Securities;
(vii) to establish the form or terms of Debt Securities; (viii) to evidence and provide for successor Trustees; (ix) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States; (x) to correct or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under the Indenture; provided that such action does not adversely affect the interests of any holder of Debt Securities of any series; or (xi) to cure any ambiguity or correct any mistake, provided that such action does not adversely affect the interests of any holder of Debt Securities of any series. (Section 8.1 of the Indenture.)
     The Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities adversely affected by such supplemental indenture (with the Debt Securities of all series voting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series; PROVIDED, HOWEVER, that no such supplemental indenture may, without the consent of the holder of each Debt Security so affected: (i) change the time for payment of principal or premium, if any, or interest on any Debt Security; (ii) reduce the principal of, or any installment of principal of, or premium, if any, or the rate of interest on any Debt Security, or change the manner in which the amount of any of the foregoing is determined; (iii) reduce the amount of premium, if any, payable upon the redemption of any Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of any
Original Issue Discount Security; (v) change the currency in which any Debt Security or any premium or interest thereon is payable; (vi) change the index, securities or commodities with reference to which or the formula by which the amount of principal or any premium or interest thereon is determined; (vii) impair the right to institute suit for the enforcement of any payment on or after the maturity or redemption of any Debt Security; (viii) reduce the percentage in principal amount of the outstanding Debt Securities affected thereby the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (ix) change the obligation of the Company to maintain an office or agency in the places and for the purposes specified in the Indenture; or (x) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions except to increase any percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of holders of each outstanding Debt Security affected thereby. (Section 8.2 of the Indenture.)
DEFEASANCE
     DEFEASANCE AND DISCHARGE. Unless the Prospectus Supplement relating to the Debt Securities of a series provides otherwise, the Company, at its option, will be deemed to have paid and will be discharged from any and all obligations in respect of such Debt Securities (except for, among other matters, certain obligations to register the transfer or exchange of the Debt Securities, to replace stolen, lost, or mutilated Debt Securities, to maintain paying agencies, and to hold certain monies for payment in trust) if, among other things, (a) the Company has irrevocably deposited with the Trustee, in trust, Government
                                       10

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Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money or a combination of money and Government Obligations in an amount sufficient to pay in the currency in which such Debt Securities are payable all the principal of, and interest on, such Debt Securities on the dates such payments are due in accordance with the terms of such Debt Securities; (b) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U S. federal income tax purposes as a result of the Company's exercise of its option under this "Defeasance and Discharge" provision and will be subject to U.S. federal income tax on the same amounts in the same manner and at the same times as would have been the case if such deposit, defeasance, and discharge had not occurred, and which Opinion of Counsel must be based upon (x) a ruling of the U.S. Internal Revenue Service to the same effect or (y) a change in applicable U.S. federal income tax law after the date of the Indenture such that a ruling is no longer required; (c) no Default or Event of Default shall have occurred or be continuing, and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which the Company is bound; and (d) the Company has delivered to the trustee an Opinion of Counsel to the effect that the trust resulting from the deposit referred to in clause (a) does not constitute an investment company under the Investment Company Act of 1940. The Prospectus Supplement will more fully describe the provisions relating to such discharge or termination of obligations. (Sections 4.3 and 4.6 of the Indenture.)
     DEFEASANCE OF CERTAIN COVENANTS. Unless the Prospectus Supplement relating to the Debt Securities of a series provides otherwise, the Company, at its option, need not comply with certain restrictive covenants of the Indenture (including those described above under "Certain Covenants") upon, among other things, the irrevocable deposit with the Trustee, in trust, of money and/or Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money or a combination of money and Government Obligations in an amount sufficient to pay in the currency in which such Debt Securities are payable all the principal of, and interest on, such Debt Securities on the dates such payments are due in accordance with the terms of such Debt Securities, the satisfaction of the provisions described in clauses (c) and (d) of the preceding paragraph and the delivery by the Company to the Trustee of an Opinion of Counsel to the effect that, among other things, the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance of certain covenants and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. (Sections 4.5 and 4.6 of the Indenture.)
THE TRUSTEE
     First Union National Bank of North Carolina is the Trustee under the Indenture. The Company also maintains banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business. GOVERNING LAW
     The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.
                              PLAN OF DISTRIBUTION
     The Company may, from time to time, sell Debt Securities (i) through underwriters, dealers, or agents, including Morgan Stanley & Co. Incorporated,
(ii) directly in each case to the public, institutional investors and other purchasers, or (iii) through a combination of any such methods. A Prospectus Supplement will set forth the terms of the offering of the Debt Securities offered thereby, including the name or names of any underwriters, dealers or agents, the purchase price of the Debt Securities, the proceeds to the Company from the sale, any underwriting discounts and other items constituting underwriters compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange or market on which the Debt Securities may be listed. Only underwriters so named in such Prospectus Supplement are deemed to be underwriters in connection with the Debt Securities offered thereby.
     If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Debt Securities of the series offered by the Prospectus Supplement if any of the Debt Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
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     If dealers are used in the sale, unless otherwise indicated in the
Prospectus Supplement relating to the Debt Securities of any series, the Company will sell the Debt Securities of such series to such dealers as principal. Such dealers may then resell the Debt Securities of such series to the public at varying prices to be determined by such dealers at the time of resale.
     Debt Securities may also be sold directly, by the Company or through agents designated by the Company from time to time. Any agent involved in the offering and sale of Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.
     Debt Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom such Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any such Debt Securities.
     Agents, underwriters, and dealers may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters, and dealers may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.
                                 LEGAL MATTERS
     The validity of the issuance of the Debt Securities offered hereby will be passed upon for the Company by Fennebresque, Clark, Swindell & Hay, Charlotte, North Carolina, counsel to the Company and J. Paul Douglas, Esq., Vice
President -- Corporate Counsel and Secretary. Certain legal matters will be passed upon on behalf of any underwriters, dealers or agents by Winthrop, Stimson, Putnam & Roberts, New York, New York.
                                    EXPERTS
     The consolidated financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports to opinion, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving such reports.
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                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The estimated expenses payable by the Company in connection with the issuance and distribution of the securities being offered hereby are:

Registration Fee..........................................................................   $ 43,103
Fees and Expenses of Indenture Trustee....................................................     11,000
Printing..................................................................................     60,000
Legal Fees and Expenses...................................................................    125,000
Rating Agency Fees and Expenses...........................................................    113,250
Accounting Fees and Expenses..............................................................     75,000
Blue Sky Fees and Expenses................................................................      7,500
North Carolina Utilities Commission.......................................................        500
Miscellaneous.............................................................................      4,647
     Total................................................................................   $440,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The By-Laws of the Company contain provisions that require the Company to indemnify current or former directors or officers to the fullest extent allowed by law. Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act provide for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorize North Carolina corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.
     The Company maintains insurance to protect itself and its directors and officers against expense or loss arising from any action, suit or proceeding brought by reason of the fact that any person is a director or officer of the Company. The policy provides for the payment on behalf of its directors and officers of losses that arise from claims against the directors and officers for a wrongful act while acting in that capacity. The policy also provides for payment of losses that the Company may be required or permitted to pay as indemnity due the directors or officers for claims against them for wrongful acts.
ITEM 16. EXHIBITS

EXHIBIT NO.                                             DESCRIPTION OF EXHIBIT
      1       Form of Underwriting Agreement
      4(a)    Form of Indenture
      4(b)    Form of Supplemental Indenture
      5       Opinion of Fennebresque, Clark, Swindell & Hay
     12       Ratio of Earnings to Fixed Charges
     23(a)    Consent of Arthur Andersen, LLP
     23(b)    Consent of Fennebresque, Clark, Swindell & Hay (is contained in the opinion included as Exhibit 5)
     24       Powers of Attorney (included in signature page)
     25       Statement of Eligibility of Indenture Trustee Under Trust Indenture Act of 1939

ITEM 17. UNDERTAKINGS
     (a) The undersigned registrant hereby undertakes:
     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
                                      II-1

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          PROVIDED, HOWEVER, that the undertakings set forth in paragraphs
     (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
                                      II-2

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gastonia, and the state of North Carolina, on the 20th day of December, 1995.
                                         PUBLIC SERVICE COMPANY OF
                                         NORTH CAROLINA, INCORPORATED
                                         By: /s/  Charles E. Zeigler, Jr.
                                                  CHARLES E. ZEIGLER, JR.
                                                  CHAIRMAN, PRESIDENT AND
                                                  CHIEF EXECUTIVE OFFICER
     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby appoints Charles E. Zeigler, Jr., Robert D. Voigt, Jack G. Mason and J. Paul Douglas, and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign, for such person and in such person's name and capacity indicated below, any and all amendments to this registration statement, hereby ratifying and confiming such person's signature as it may be signed by said attorney to any and all amendments.

                      SIGNATURE                                            TITLE                             DATE
/s/            Charles E. Zeigler, Jr.                  Chairman, President, Chief Executive          December 20, 1995
               CHARLES E. ZEIGLER, JR.                    Officer, and Director (Principal
                                                          Executive Officer)
/s/                Robert D. Voigt                        Senior Vice-President -- Corporate            December 20, 1995
                   ROBERT D. VOIGT                        Development and Chief Financial Officer
                                                          (Principal Financial and Accounting
                                                          Officer)
/s/              William C. Burkhardt                   Director                                      December 20, 1995
                 WILLIAM C. BURKHARDT
/s/               William A.V. Cecil                    Director                                      December 20, 1995
                  WILLIAM A.V. CECIL
/s/                  Bert Collins                       Director                                      December 20, 1995
                     BERT COLLINS
/s/               H. Max Craig, Jr.                     Director                                      December 20, 1995
                  H. MAX CRAIG, JR.
                                                        Director                                      December 20, 1995
                     VAN E. EURE
/s/             B. Frank Matthews, II                   Director                                      December 20, 1995
                B. FRANK MATTHEWS, II

                                      II-3

                      SIGNATURE                                            TITLE                             DATE
/s/            William L. O'Brien, Jr.                  Director                                      December 20, 1995
               WILLIAM L. O'BRIEN, JR.
/s/             Plato P. Pearson, Jr.                   Director                                      December 20, 1995
                PLATO P. PEARSON, JR.
/s/                 G. Smedes York                      Director                                      December 20, 1995
                    G. SMEDES YORK
/s/            Charles E. Zeigler, Sr.                  Director                                      December 20, 1995
               CHARLES E. ZEIGLER, SR.

                               INDEX TO EXHIBITS

EXHIBIT NO.                                     DESCRIPTION OF EXHIBIT
      1       Form of Underwriting Agreement
      4(a)    Form of Indenture
      4(b)    Form of Supplemental Indenture
      5       Opinion of Fennebresque, Clark, Swindell & Hay
     12       Ratio of Earnings to Fixed Charges
     23(a)    Consent of Arthur Andersen, LLP
     23(b)    Consent of Fennebresque, Clark, Swindell & Hay (is contained in the opinion included as
              Exhibit 5)
     24       Powers of Attorney (included in signature page)
     25       Statement of Eligibility of Indenture Trustee Under Trust Indenture Act of 1939